Exhibit 99.1

MISSOURI PUBLIC SERVICE COMMISSION
APPROVES SOUTHERN UNION/ENERGY TRANSFER MERGER

HOUSTON and DALLAS, February 29, 2012 — Southern Union Company (NYSE:SUG) and Energy Transfer Equity, L.P. (NYSE:ETE) announced today that the Missouri Public Service Commission (MPSC) has issued an order finding that, subject to the conditions set forth in the previously filed Non-Unanimous Stipulation and Agreement, the merger of Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE, with and into Southern Union is not detrimental to the public interest, and authorizing the undertaking of such merger and related transactions. Southern Union will survive the merger as a wholly-owned subsidiary of ETE.

The MPSC order, which will be final on March 10, 2012, represents the last regulatory approval required in connection with the closing of the merger transaction.  The parties have previously mailed to Southern Union stockholders all of the documents necessary to make a merger consideration election, with an election deadline of March 19, 2012 (or such other later date as Southern Union and ETE shall agree).  The parties currently expect the transaction to close on or before March 30, 2012.

About Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 50.2 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

About Southern Union Company (NYSE:SUG), headquartered in Houston, is one of the nation’s leading diversified natural gas companies, engaged primarily in the transportation, storage, gathering, processing and distribution of natural gas. Southern Union owns and operates one of the nation’s largest natural gas pipeline systems with more than 20,000 miles of gathering and transportation pipelines and one of North America’s largest liquefied natural gas import terminals, along with serving more than half a million natural gas end-user customers in Missouri and Massachusetts. For further information, visit www.sug.com.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the proposed transaction described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond the control of the management teams of ETE or Southern Union. Among those is the risk that conditions to closing the transaction are not met or that the anticipated benefits from the proposed transaction cannot be fully realized. An extensive list of factors that can affect future results are discussed in the reports filed with the Securities and Exchange Commission (the “SEC”) by ETE and Southern Union. Neither ETE nor Southern Union undertakes any obligation to update or revise any forward-looking statement to reflect new information or events.

Energy Transfer Equity

Investors:
Energy Transfer Equity
Brent Ratliff
(214) 981-0700

Media:
Brunswick Group
Steve Lipin / Mark Palmer
(212) 333-3810 / (214) 459-8181

Granado Communications Group
Vicki Granado
(214) 599-8785

Southern Union

Investors:
Adar Zango
Vice President, Investor Relations
212-659-3208

Media:
John P. Barnett
Director of External Affairs
713-989-7556

Additional Information

In connection with the proposed merger, ETE filed with the SEC a Registration Statement on Form S-4 that included a proxy statement/prospectus. The Registration Statement was declared effective on October 27, 2011. Southern Union mailed the definitive proxy statement/prospectus to its stockholders on or about October 27, 2011 and again on February 17, 2012. Investors and security holders are urged to carefully read the definitive proxy statement/prospectus because it contains important information regarding ETE, Southern Union and the merger.

Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by ETE and Southern Union with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement/prospectus and such other documents relating to ETE may also be obtained free of charge by directing a request to Energy Transfer Equity, L.P., Attn: Investor Relations, 3738 Oak Lawn Avenue, Dallas, Texas 75219, or from ETE’s website, www.energytransfer.com. The definitive proxy statement/prospectus and such other documents relating to Southern Union may also be obtained free of charge by directing a request to Southern Union Company, Attn: Investor Relations, 5051 Westheimer Road, Houston, Texas 77056, or from the Company’s website, www.sug.com.